Settlement Agreement

     This Settlement Agreement (the "Agreement") is made and entered into by and among Equity Growth Systems, inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities and Exchange Act of 1934, as amended ("Equity Growth Systems" and the "Exchange Act," respectively); Edward "Ted" Granville-Smith, Jr., a Florida resident who for longer than three years served as the sole director, president and the chief executive officer of Equity Growth Systems (Mr. Granville-Smith, Jr."); as Trustee for The Granville-Smith Trust Dated August 13, 1976 (the "GS Trust"); as Statutory Trustee for First Ken Co Properties, Inc., a dissolved Delaware Corporation ("First Ken Co"); as a managing partner and U.S. registered agent of
K. Walker International, LTD., (a/k/a K. Walker, LTD), a Bahamian Corporation ("KWL"); as a principal and director of Milpitas Investors, Inc., a Delaware Corporation ("Milpitas"); and as Trustee of the Milpitas Investors, Inc. Trust, ('Milpitas Trust"); Edward Granville-Smith, Jr., as Statutory Trustee for Equity Growth Systems, Inc., a dissolved Maryland Corporation ("EGSM"); Equity Growth Systems, Mr. Granville-Smith, Jr., the GS Trust, First Ken Co., KWL, Milpitas, Milpitas Trust, EGSM, being hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").

                                    Preamble:

     WHEREAS, Mr. Granville-Smith, Jr. has heretofore resigned and retired from his official roles as an officer and director of Equity Growth Systems and in order to induce new individuals to assume successor roles, offered to settle all claims he may have had under employment, consulting and creditor relationships with Equity Growth Systems, as hereinafter described and

     WHEREAS, this agreement is conditioned on the Board of Directors of Equity Growth Systems electing Mark Granville-Smith as a new Board member for the purposes of replacing Edward "Ted" Granville-Smith, Jr.; and

     WHEREAS, Mr. Granville-Smith, Jr. understands that he is acting for his owns interest, and the interests of entities affiliated and/or controlled, other than Equity Growth Systems; and

     WHEREAS, Mr. Granville-Smith, Jr. has represented to the newly elected directors and management of Equity Growth Systems that he, and/or entities affiliated and/or controlled by him and/or his designee(s), has provided at least $147,000 in capital to or for the direct benefit of Equity Growth Systems under arrangements calling for Equity Growth Systems to assure repayment thereof (the "TGS Loans"); and

     WHEREAS, Mr. Granville-Smith, Jr. agrees to discharge through rescission the series of agreements between Mr. Granville-Smith, Jr., in a number of capacities and Equity Growth Systems (as disclosed in Equity Growth Systems reports on SEC Form 10-KSB for the years ended December 31, 1996 and 1997, the "Milpitas Agreements"), pursuant to which Equity Growth Systems acquired rights to a number of real estate assets and/or interests in Limited Partnership Notes backed by real estate, (the "LP Assets"), as a result of which he and his designees would assume all ownership rights theretofore are vested in Equity Growth Systems, inc.; and

     WHEREAS, in light of the complexities involved in the LP Assets, which only Mr. Granville-Smith, Jr. and/or his designees understand, the newly elected management is of the opinion that disassociation therefrom in exchange for cancellation of all obligations to the other Parties, from whatever source, including, without limitation, employment and consulting agreements, the TGS loans, promissory notes, loans, etc., is in the long term interest of Equity Growth Systems:

     NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

First:          Terms of Settlement

     The Parties hereby agree to settle all of their outstanding claims against each other and their members, partners, officers, directors, agents and affiliates, on the following terms:

A. In full payment of all obligations to all other Parties and their affiliates owed by Equity Growth Systems, and its affiliates, from the beginning of time until the date of this Agreement, as well as in consideration for the extinguishment of all agreements between them:

     1. The Milpitas Agreements are hereby rescinded and all rights arising thereunder are hereby vested in Mr. Granville-Smith, Jr., or such entities or entity as he may designate in his sole and absolute discretion.

     2. (a) Equity Growth Systems will, within 72 hours after receipt of a fully executed, notarized copy of this Agreement and a General Release from Spellman, individually and on behalf of Spellman and all related and affiliated entities, instruct its transfer agent to issue 47,000 shares of its common stock to any entities designated by Mr Granville-Smith, Jr., and in such portions as Mr. Granville-Smith, Jr., so designates: it being understood that 30,000 of these shares will be immediately transferred to third parties, as consideration in their release of Equity Growth Systems, referred to herein.

          (b) Furthermore with 72 hours of presentment of the fully executed documents described in this paragraph, Equity Growth Systems shall pay to Mr. Granville-Smith, Jr. or to any entities designated by Mr Granville-Smith, Jr., the sum of $5,000.00.

          (c) Equity Growth Systems will cooperate in replacing lost, destroyed or mutilated stock certificates previously, properly and legitimately issued and that were disclosed in previous filings with the Security and Exchange Commission

     3. (a) As a condition of closing this agreement, Mr. Granville-Smith, Jr., by and through his attorney in fact, Mark Granville-Smith, shall provide Equity Growth Systems an original signed, (by Jerry C. Spellman, individually and on behalf of all related and affiliated entities), General Release.

          (b) The General Release shall be duly and properly witnessed and notarized. Each page will be initialed by Mr. Jerry C. Spellman. The release shall be signed in the same form as found and attached and marked as Exhibit "A" to this Agreement.

B. The Parties other than Equity Growth Systems hereby rescind and relinquish all rights under any agreements between them or their affiliates and Equity Growth Systems and its affiliates, other than those created by this Agreement, relinquishing rights to anything involving Equity, including, but not limited to, any loans, bills of sale, corrected bills of sale, contracts or agreements.

C. Mr. Granville-Smith, Jr. will, subject to physical capabilities and limitations based on his health:

     1. Cooperate with successor management to terminate all agreements with former officers, directors and consultants not specifically ratified by new management and in recovery of securities issued pursuant thereto, including, without limitation, Messrs. Homan, Moffitt and Salyer;

     2. Assist new management to prepare all reports to governmental and regulatory authorities required under applicable laws, regulations and rules, including, without limitation, tax returns and filings to the Securities and Exchange Commission.

     3. (a) Confirm to G. Richard Chamberlin, Esq., within 48 hours of signing this agreement, that no Equity Growth Systems Board of Directors Resolution(s) were signed by Edward "Ted" Granville-Smith, Jr., as Sole Director other than as previously represented to G. Richard Chamberlin in preparation for filing the 1997 10-KSB.

          (b) Edward "Ted" Granville-Smith, Jr., also agrees to confirm the foregoing as to Board resolution(s) executed between January 1, 1998 and December 31, 1998, and any Board resolution for 1995, 1996, 1997, that does not appear as an exhibit to the 10-KSB's for 1995, 1996, or 1997.

D. Mr. Granville-Smith, Jr. hereby represents and warrants that, to the best of his knowledge under his current physical and mental circumstances, Equity Growth Systems has no liabilities not reflected in the financial statements heretofore filed by it with the Securities and Exchange Commission, while Mr. Granville-Smith, Jr., was acting as Sole Director and/or CEO of Equity Growth Systems.

Second:     Mutual Releases

     (a)In consideration for the exchange of covenants reflected above but excepting only the obligations created by this Agreement, the Parties hereby each release, discharge and forgive the other, and each of the others' members, officers, directors, partners, agents and employees from any and all liabilities, whether current or inchoate, from the beginning of time until the date of this Agreement.

     (b)It is expressly understood and agreed that the terms of settlement are an accord and satisfaction and are in compromise of all claims in connection with or relating to anything involving Equity, including, but not limited to, any loans, bills of sale, corrected bills of sale, contracts or agreements, thereby relinquishing any claims by Mr. Ted Granville-Smith, Jr., and/or Milpitas, Milpitas Trust, KWL, First Ken Co, GS Trust, or other companies, trusts or entities which Mr. Ted Granville-Smith, Jr., or any related entities, may claim now or in the future.

Third:     Miscellaneous

3.1     Amendment.

     No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought. If any conflict arises between the provisions of this Agreement and any amendments hereto, the latest provisions shall in the absence of manifest error prevail.

3.2     Notice.

     All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the fifth business day after mailing by United States registered or unaudited mail, return receipt requested, postage prepaid, addressed as follows:

                            To Equity Growth Systems:
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
                Attention: Charles J. Scimeca, Acting President.

                          To Mr. Granville-Smith, Jr.:
              Edward Granville-Smith, Jr., c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110

       To the trustee for The Granville-Smith Trust dated August 13, 1976:
                Edward Granville- Smith c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110

            To K. Walker, L.T.D. a/k/a K. Walker International, LTD:
              Edward Granville-Smith, Jr. c/o Mark Granville-Smith
               10460 Dumfries Road, Suite 121; Manassas, Virginia 20110
                              with a copy to:
              K. Walker, L.T.D. a/k/a K. Walker International, Ltd.
          55 Frederick Street; Nassau, N.P., Bahamas, P.O. Box CP 13039

              To The Trustee of the Milpitas Investors, Inc. Trust:
              Edward Granville-Smith, Jr., c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110

                          To Milpitas Investors, Inc.:
              Edward Granville-Smith, Jr., c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110
                                 with a copy to:
                   Box 789, Charles Town, West Virginia 25414
                                with a copy to:
                                 US Corp Company
         1013 Center Road; Wilmington, Delaware 19805, Registered Agent
                           To Robert A Klein, Trustee:
     Indenture of Trust with Milpitas Investors Inc., dated October 31, 1992
        Seventh Floor, 8100 Boone Boulevard; Vienna, Virginia 22182-2642

              To Statutory Trustee for Equity Growth Systems, inc:
              Edward Granville-Smith, Jr., c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110

             To Statutory Trustee for First Ken Co Properties, Inc.:
              Edward Granville-Smith, Jr., c/o Mark Granville-Smith
            10460 Dumfries Road, Suite 121; Manassas, Virginia 20110
                                 with a copy to:
             The Corporation Trust Company; Corporation Trust Center
          1209 Orange St.; Wilmington, Delaware 19801, Registered Agent

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth. All notices and communications shall be deemed to have been received by the party to whom it was addressed at the time of transmission in the case of a fax or other means of written telecommunication ( and if the time of transmission is not during the hours of 0900 to 1700 (9:00 A.M. to 5:00 P.M.) At the place of receipt, then at 0900 hours (9:00 A.M.) At the place of receipt the next day when business is usually conducted at the place of receipt). Any party may require at any time one (1) copy of all notices, communications or legal process be sent to such address (not exceeding two (2) in number) as such party may specify in writing.

3.3     Merger.

     This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

3.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

3.5     Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby. Unless a party demonstrates by a preponderance of the evidence that the invalid or unenforceable provision is an essential term of the Agreement.

3.6     Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of Florida and any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Marion County, Florida.

3.7     Indemnification.

     Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise; provided that, such claims are asserted by third Parties unrelated to the Parties. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

3.8     Litigation.

     In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

3.9     Benefit of Agreement.

     The terms and provisions of this Agreement  shall be binding upon and inure
to  the  benefit  of  the   Parties,   their   successors,   assigns,   personal
representatives, estate, heirs and legatees.


3.10     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

3.11     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

3.12     Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

3.13     Status.

     (a) Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship, rather, the relationships established hereby are those of settling debtor and creditor.

     (b) Each party hereto represents and warrants that to the best of his, her or it's knowledge that the execution and performance of this Agreement will not constitute a breach of any agreement or restriction, if any, to which, he, she, or it, is a party or by which she, he or it, is bound.

     (c) Any individual signing this Agreement for or on behalf of, partnership or corporation or trustee, or as statutory trustee or as managing director, warrants that he or she has been duly authorized to execute this Agreement on behalf of that entity, partnership, corporation or as that trustee or managing director.

3.14     Counterparts.

     (a) This Agreement may be executed in any number of counterparts.

     (b)   All   executed    counterparts   shall   constitute   one   Agreement
notwithstanding that all signatories are not signatories to the original or the same counterpart.

     (c) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

3.15     License.

     (a) This Agreement is the property of the Yankee Companies, Inc., a Florida corporation ("Yankees").

     (b) The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     (c) The Parties hereby acknowledge that Yankees is not a law firm or regulated entity and has not provided any Party with any advice concerning this Agreement, rather, it has informed each Party, as a condition to their use of this form that they must obtain independent legal advice.

3.16 Waiver

     No failure to exercise, nor any delay in exercising, on the part of any Party hereto of any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy prevent any further, or other exercise thereof, or the exercise of any right or remedy; or be construed as a waiver of any continuing or succeeding breach of any provision of this Agreement; or a waiver of the provision itself. The failure or delay of any party hereto to require performance by any other party hereto of any provision of this Agreement, shall not affect the right of such failing or delaying party to require the performance of such provision unless and until such performance has been waived by all of the Parties hereto in writing.

                                 EXECUTION PAGES

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date set forth below and Signed, sealed and delivered, In Our Presence:

                                                      Equity Growth Systems,inc.

                                             By:     /s/ Charles J. Scimeca /s/
                                                  ------------------------------
Witness #1                                  Charles J. Scimeca, Acting President
---------------------------------
Witness #2
-----------------------------------


Dated: March 22, 1999

Corporate Seal

State of }
County of} ss.:

     Before me, an individual duly authorized to administer oaths, did personally appear Charles J. Scimeca, a Florida resident, personally known to me or produced identification _________________, who being duly sworn, did confirm that he executed the foregoing Agreement on the date first hereinbefore set forth, in the capacities indicated. My commission expires on:

(Seal)
                              /s/ Patricia M. Garrison /s/
                           --------------------------
                                  Notary Public

Witness #1
----------------------------

Witness #2
----------------------------

                                         Mr. Edward "Ted" Granville-Smith, Jr.:

                              /s/ Mark Granville-Smith as attorney-in-fact /s/


                                                    Edward Granville-Smith, Jr.,
                                                     individually and as Trustee
                                                   for The Granville Smith Trust
                                                   Dated August 13, 1976, and as
                                                 managing partner and Registered
                                              Agent for K. Walker International,
                                                  LTD., (a/k/a K. Walker, LTD, a
                                                    Bahamian Corporation, and as
                                              Principal and Director of Milpitas
                                                     Investors, Inc., as Trustee
                                                 of the Milpitas Investors, Inc.
                                                Trust, and, as Statutory Trustee
                                                for Equity Growth Systems, Inc.,
                                                a dissolved Maryland Corporation
                                              and as Statutory Trustee for First
                                            Ken Co Properties, Inc., a dissolved
                                                   Delaware Corporation: by Mark
                                                    Granville-Smith, his son and
                                            attorney-in-fact acting by virtue of
                                       his power of attorney, a copy of which is
                                          annexed hereto and made a part hereof,
                                      immediately following this signature page.

Dated: March 22, 1999



State of }
County of} ss.:

     Before me, an individual duly authorized to administer oaths, did personally appear Mark Granville-Smith as attorney in fact for Edward "Ted" Granville-Smith, Jr, individually and for entities listed above, a _________resident personally known to me or produced identification
__________________, who being duly sworn, did confirm that he executed the foregoing Agreement on the date first hereinbefore set forth, in the capacities indicated. My commission expires on:

(Seal)
                              /s/ Melinda Kaye Viscaiella /s/
                           --------------------------
                                  Notary Public